UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 13, 2005

Transkaryotic Therapies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21481	04-3027191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Main Street, Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 349-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 13, 2005, Eric Pauwels joined Transkaryotic Therapies, Inc. (the “Company” or “TKT”) as the Company’s Senior Vice President, Global Commercial Operations in accordance with the terms of an agreement entered into between Mr. Pauwels and the Company on March 17, 2005.  Under the terms of the agreement, Mr. Pauwels will receive an annual base salary of $320,000, to be pro-rated from his start date, and a $100,000 sign-on bonus, payable within 30 days of his start date.  The Company also granted Mr. Pauwels an option to purchase 100,000 shares of the Company’s common stock at an exercise price of $27.74 per share, the closing price per share of the Company’s common stock on the Nasdaq National Market on April 12, 2005, which vests in five equal annual installments with the first installment vesting on April 13, 2006.  In addition, under the agreement, Mr. Pauwels is eligible to receive an annual bonus under the TKT Management Bonus Plan based upon the achievement of individual and Company goals.  The agreement establishes a 2005 cash bonus target equal to 30% of Mr. Pauwels’ base salary and a 2005 stock option grant target of 25,000 shares of common stock.  These targets will be pro-rated from Mr. Pauwels’ start date.  Mr. Pauwels is also eligible to receive payment from the Company for certain relocation expenses.

Under the terms of the agreement, if the Company terminates Mr. Pauwels’ employment without cause prior to his one year anniversary, the Company is required to pay Mr. Pauwels severance payments at his base salary rate for 18 months.  If the Company terminates Mr. Pauwels’ employment without cause after one year, the Company is required to pay Mr. Pauwels severance payments at his base salary rate for 12 months.  If Mr. Pauwels obtains full time employment within the applicable severance period, severance payments will continue to the extent necessary to offset any reduction of salary of the new job for the remainder of the severance term.

Under the agreement, Mr. Pauwels is bound by certain non-compete obligations.

The agreement with Mr. Pauwels has been filed as an exhibit to this Form 8-K, and the Company refers you to such exhibit for the complete terms of the agreement.  The complete terms of the agreement are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired.

Not applicable.

(b)                                 Pro Forma Financial Information.

Not applicable.

(c)                                  Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2005	TRANSKARYOTIC THERAPIES, INC.

	By:	/s/ Michael J. Astrue
Michael J. Astrue President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Agreement dated March 17, 2005, between Eric Pauwels and Transkaryotic Therapies, Inc.